                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement

                                     [_]   CONFIDENTIAL, FOR USE OF THE
                                           COMMISSION ONLY (AS PERMITTED BY RULE
                                           14A-6(E)(2))
[X]   Definitive Proxy Statement

[_]   Definitive Additional Materials

[_]   Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12

                        RENAISSANCE GOLF PRODUCTS, INC.
                 (NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[_]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

[_]   Fee paid previously with preliminary materials

[_]   Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

  1) Amount Previously Paid:

  2) Form, Schedule or Registration Statement No.:

  3) Filing Party:

  4) Date Filed:

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON JULY 14, 1998
                                           ----
                        RENAISSANCE GOLF PRODUCTS, INC.

     You are cordially invited to attend the Annual Meeting of Stockholders of Renaissance Golf Products, Inc. (the "Company"), which will be held Tuesday, July 14, 1998 at the Company's principal executive offices located at 12187 South Business Park Drive, Suite 100, Draper, Utah 84020, telephone number (801) 501-0200 at 10:00 a.m. local time, or any adjournment thereof for the following purposes:

     1.  To elect Company directors for the upcoming year;

     2. To approve an amendment of the Company's Certificate of Incorporation to provide for the name of the Company to be changed to "World Sports Marketing, Inc.";

     3. To approve a quasi-reorganization of the Company permitting a restatement of the Company's balance sheet as of April 1, 1998 eliminating any deficit and establishing a new earned surplus account for the accumulation of earnings;

     4. To approve the Company's 1998 Stock Option and Incentive Plan providing for a total of 1,800,000 shares of the Company's Common Stock to be set aside for grant pursuant to the 1998 Stock Option Plan in accordance with the directions of the Company's Compensation Committee as approved by the Board of Directors;

     5. To consider and ratify the appointment of DELOITTE & TOUCHE LLP as independent auditor of the Company for the fiscal year ending December 31, 1998; and

     6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on June 1, 1998 will be entitled to vote at the Annual Meeting or adjournment thereof.

                                      By Order of the Board of Directors



                                      John B. Hewlett
                                      Chairman of the Board


 June 11 , 1998
---------

                                   IMPORTANT

PLEASE COMPLETE, DATE, SIGN, AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE RETURNED YOUR PROXY.

                        RENAISSANCE GOLF PRODUCTS, INC.
                  12187 South Business Park Drive, Suite 100
                              Draper, Utah  84020


                                PROXY STATEMENT

                                 June 11, 1998

                           ------------------------

                            SOLICITATION OF PROXIES

Date, Time, and Place

     This Proxy Statement and the accompanying proxy/voting instruction card ("Proxy Card") are being mailed beginning on or about the date shown above, to holders of common shares (the "Stockholders") in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or "Board") of RENAISSANCE GOLF PRODUCTS, INC., a Delaware corporation (the "Company"), to be used at the Annual Meeting of Stockholders (the "Meeting"), to be held Tuesday, July 14, 1998 at the Company's principal executive offices located at 12187 South Business Park Drive, Suite 100, Draper, Utah 84020, telephone number (801) 501-0200, at 10:00 a.m. local time, or any adjournment thereof.

QUORUM  AND VOTING

     Proxies are solicited to give all Stockholders of record at the close of business on June 1, 1998 (the "Record Date"), an opportunity to vote on matters that come before the Meeting. This procedure is necessary because Stockholders live in various states and many may not be able to attend the Meeting. Shares of Common Stock (the "Shares") can be voted only if the Stockholder is present in person or is represented by proxy. The presence in person or by proxy of the holders of a majority of the total outstanding voting Shares is necessary to constitute a quorum at the Meeting.

     When your Proxy Card is returned properly signed, the Shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the enclosed Proxy Card. If your Proxy Card is signed and returned without specifying choices, the Shares will be voted as recommended by the Board of Directors. Abstentions marked on the Proxy Card and broker non-votes are voted neither "for" nor "against" items being voted upon, but are counted in the determination of a quorum.

     As of the Record Date, there were 6,884,938 Shares outstanding. Each outstanding Share is entitled to one vote on each matter properly brought before the Meeting other than the election of Directors which is by cumulative voting.

SOLICITATION AND COST

     The Company will bear all costs and expenses related to this solicitation of proxies by the Board of Directors, including the costs of preparing, printing, and mailing to the Stockholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by use of the mails, the Directors, Officers, and employees of the Company, without receiving additional compensation, may solicit proxies personally, by telephone, or by any other means of communication.

REVOCABILITY OF PROXY

     If you wish to give your proxy to someone other than the persons designated by the Board of Directors, all names appearing on the enclosed Proxy Card must be crossed out and the name of another person or persons inserted. The signed card must be presented at the Meeting by the person or persons representing you. You may revoke your proxy at any time before it is voted at the Meeting by executing a later-dated proxy, by voting by ballot at the Meeting, or by filing a written revocation of your proxy with the Company before the Meeting.

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. If you do attend, you may vote by ballot at the Meeting, thereby canceling any proxy previously given.

     As a matter of policy, proxies, ballots, and voting tabulations that identify individual Stockholders are kept private by the Company. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing Proxy Cards and tabulating the vote. The vote of any Stockholder is not disclosed except as may be necessary to meet legal requirements.

DOCUMENTS  INCORPORATED BY REFERENCE

     The Company specifically incorporates the Financial Statements for the year ended December 31, 1997, filed as part of the 1997 Annual Report on Form 10-KSB in response to Item 13 of the 10-KSB. The Annual Report and attached Financial Statements should have been enclosed in the mailing containing this Proxy Statement. If you did not receive a copy of the Annual Report and attached Financial Statement, please contact the Company and request that the information be sent to you. A copy of the 1997 Annual Report may be obtained from the Company without cost to the requesting Stockholder by contacting the Company.


               INTERESTS OF PERSONS IN MATTERS TO BE ACTED UPON

     Upon the election of the Directors at the Meeting, each Director will be granted 25,000 options upon being elected to the Board to purchase shares of the Company's Common Stock at a price equal to the fair market value upon the date of grant. One quarter of the options granted to each Director shall become subject to exercise upon the successful completion of each calendar quarter of service as a Director. If a Director is unable to complete his term as a Director he will forfeit any options not exercisable at the time of his resignation or dismissal as a Director. The nominees for Directors include:
John B. Hewlett, Dennis L. Crockett, Ralph W. Rasmussen, Bruce H. Haglund, and Steven L. Flint.

     The Board of Directors is recommending the Stockholders approve the 1998 Stock Option and Incentive Plan which provides for 1,800,000 shares of the Company's Common Stock to be set aside for grant in accordance with the directions of the Compensation Committee as approved by the Board of Directors. The options to be granted pursuant to the 1998 Stock Option and Incentive Plan are intended primarily for grant to Officers, Directors, and key employees of and key service providers to the Company. Although the Board has not determined to whom and in what amounts the options will be granted, the Board intends to approve grants of options to those Officers, Directors, and key personnel who contribute to the success of the Company during the coming years.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING SECURITIES

     As of the Record Date for the Annual Meeting of Stockholders, the number of issued and outstanding shares of Common Stock totaled 6,884,938.

PRINCIPAL STOCKHOLDERS

     The following table sets forth information concerning the beneficial ownership of the Company's Shares as of April 30, 1998 for (i) each current Director and each nominee for Director (ii) each named executive officer of the Company as defined in 402(a)(2) of Regulation S-B of the Securities Act of 1933,
(iii) all persons known by the Company to beneficially own more than 5% of the Company's voting Shares, and (iv) all officers and Directors of the Company as a group.

     Name and Address of
     Beneficial Owner(1)                    NUMBER OF SHARES (2)    PERCENT OF TOTAL (3)
     --------------------                   --------------------    --------------------

     John B. Hewlett                 (4)          2,756,250                  36.5%
     Kenneth W. Craig                (5)            452,093                   6.4%
     Dennis L. Crockett              (6)            346,875                   5.0%
     Miles T. Doody                  (7)            357,343                   4.9%
     Wade M. Mitchell                (8)            400,000                   5.7%
     AKA Charitable Trust            (9)            646,875                   8.9%
     Bruce H. Haglund               (10)            851,750                  12.0%

     All officers and Directors     (11)          5,940,498                  50.5%
        as a group (ten persons)

---------------------------
(1) Unless otherwise noted, the Company believes that all Shares are beneficially owned and that all persons named in the table or family members have sole voting and investment power with respect to all Shares owned by them. Unless otherwise indicated, the address of each Stockholder is 12187 South Business Park Drive, Suite 100, Draper, Utah 84020.
(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options.
(3) Assumes 6,884,938 Shares outstanding plus, for each individual, any securities that specific person has the right to acquire upon exercise of presently exercisable stock options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.
(4) Includes 1,000,000 Shares issuable to Mr. Hewlett, and affiliates which he controls, upon the exercise of currently vested stock options at a price of $0.50 per Share, 1,000,000 Shares issuable at a price of $1.00 per Share, 225,000 Shares at $3.00 per share, and 500,000 Shares issuable at $4.25 per Share. Mr. Hewlett's address is 2919 East Granite Hollow Street, Sandy, Utah 84092.
(5) Includes 403,000 Shares issuable upon the exercise of presently exercisable stock options at a price of $0.50 per Share and 40,000 Shares issuable at $3.00 per Share.
(6) Includes 100,000 Shares issuable upon the exercise of presently exercisable stock options at a price of $0.50 per Share. Mr. Crockett's address is 7050 Union Park Center, Suite 600, Midvale, Utah 84047.
(7) Includes 335,000 Shares issuable upon the exercise of presently exercisable stock options at a price of $0.50 per Share. Mr. Doody's address is 2983 Java Road, Costa Mesa 92626.

(8) Includes 200,000 Shares issuable to Mr. Mitchell upon the exercise of stock options at a price of $0.50 per Share, 150,000 Shares issuable at $1.00 per Share, and 50,000 Shares issuable at $3.00 per Share.
(9) Includes 200,000 Shares issuable upon the exercise of presently exercisable stock options at a price at $1.50 per Share, 100,000 Shares issuable at $2.00 per Share, and 100,000 Shares issuable at $3.00 per Share. Ralph W. Rasmussen is trustee of the AKA Charitable Remainder Trust.
(10) Includes 250,000 Shares issuable upon the exercise of presently exercisable stock options at a price of $0.50 per Share and 100,000 Shares issuable at $3.00 per Share. Mr. Haglund's address is 2010 Main Street, Suite 400, Irvine, California 92614.
(11) Includes a total of 4,873,000 Shares issuable upon exercise of presently exercisable stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Transactions During 1997

     In October 1997, the Board of Directors of the Company approved and granted an aggregate of 500,000 options exercisable at $3.00 per share to key management personnel and service providers during 1997. The options vested upon grant and expire ten years after the grant. The following Directors and Officers received options in the following amounts: John B. Hewlett, 225,000 options; Wade Mitchell, 50,000 options; Kenneth W. Craig, 50,000 options, Kurt A. Moore, 75,000 options; and Bruce H. Haglund, 100,000 options. During the first quarter of 1998, the Company acted to register the shares into which the options can be converted by filing a Form S-8 with the Securities and Exchange Commission.

     During 1997, the Company entered into credit arrangements with the AKA Charitable Remainder Unitrust #1. The first line of credit was for a maximum amount of up to $1,000,000 and the second line of credit, still being utilized by the Company, is for a maximum amount of up to $5,000,000. The lines of credit have provided the Company with an indispensable cash resource to utilize as the Company has emerged from near insolvency experienced in the 4th quarter of 1996. Each line of credit, bearing interest at 12%, has been made possible through the personal guaranty of the credit line by John B. Hewlett, the Company's Chairman of the Board and Chief Executive Officer.

     In December 1997, pursuant to the terms of a Stock Option Agreement, an affiliate of John B. Hewlett exercised 400,000 stock options at $0.50 per Share in consideration of the forgiveness of $200,000 of consulting fees owed to Mr. Hewlett's affiliate by the Company. The Shares were donated to a charitable organization controlled by a board of directors consisting of five directors, one of which is Mr. Hewlett.

     During September 1997, the Board of Directors of the Company approved and granted an aggregate of 150,000 options to Kurt A Moore. These options vest in one-third increments upon the earlier of achieving certain performance goals or ratably over ten years and are subject to cancellation upon termination of employment. The performance goals are that the Company achieves sales of $8,000,000 in 1998, $12,000,000 in 1999, and $18,000,000 in 2000. Edward B.
Paulsen, the Company's Assistant Secretary also received 30,000 options to vest in 10,000 option increments on January 1, 1998, 1999, and 2000.

     Bruce H. Haglund billed the Company approximately $36,000 for legal fees during 1997.

     Transactions During 1996

     In connection with the 1996 Private Placement (the "Financing"), the Company by vote of the Board of Directors, agreed to grant a total of 5,477,000 non-qualified stock options (the "1996 Options"), all of which are exercisable at a price of $.50 or $1.00 per share and expire on December 31, 2006. The shares issuable upon exercise of the 1996 Options are not subject to any price adjustments. The specific grants are reflected in the Options Outstanding chart below.

     During the first quarter of 1997, John B. Hewlett, Chairman of the Board of Directors, agreed to guaranty a letter of credit to Fila Sport S.p.A. in the amount of $400,000 to insure compliance with the Company's revised license agreement for the Fila trademark. Additionally, the Company and Mr.

Hewlett jointly entered into a loan and security agreement and promissory note with a lender in April 1997, which provided the Company up to a maximum of $1,000,000 for working capital. This line of credit was later replaced with a new line of up to $5,000,000. Mr. Hewlett remains a co-borrower on the new line.

     During 1996, Miles T. Doody advanced a total of $50,000 to the Company to enable the Company to pay various expenses during the year. In October 1996, the Company agreed to convert the $50,000 advance into a promissory note bearing interest at 10% and due on June 30, 1999.

     In October 1996, the Company agreed with Bruce H. Haglund, Secretary and general counsel to the Company, to convert up to $150,000 of accrued legal fees into a promissory note bearing interest at 10% and due on June 30, 1999. The Company also agreed to grant Mr. Haglund non-qualified stock options to purchase 750,000 Shares at a price of $0.50 per Share. Mr. Haglund's billings for legal fees to the Company for the fiscal year ended December 31, 1996 totaled approximately $63,000.

     In October 1996, the Company agreed to pay an affiliate of John B. Hewlett a consulting fee for services to the Company of $250,000 payable as follows:
$50,000 on January 1, 1997, $100,000 on January 1, 1988, and $100,000 on January
1, 1999. Further, the Company agreed to grant an affiliate of Mr. Hewlett non-qualified stock options to purchase 400,000 Shares at a price of $0.50 per Share. The consulting services performed by the affiliate of Mr. Hewlett involved providing marketing contacts and expertise to help accomplish the Company's plan to re-focus its business strategy and marketing efforts to place greater emphasis on market niches which have not been productive in the past and could likely be expanded.

     The Company granted Wade B. Mitchell 200,000 1996 Options exercisable at the price of $.50 per share any time until their expiration 10 years from the date of grant and 150,000 1996 Options exercisable at the price of $1.00 per share. The options were granted to Mr. Mitchell for his services provided in 1996 on behalf of the Company to implement the Company's re-focused business strategy and marketing efforts.

     In October 1996, the Company entered into an oral agreement with Kenneth W. Craig to serve as an Officer of the Company for three years. The oral agreement provided for a minimum base salary of $48,000 per annum plus a quarterly incentive compensation bonus equal to 1% of the adjusted gross sales of the Company for various product lines. Further, the Company agreed to grant Mr. Craig non-qualified stock options to purchase 600,000 Shares at a price of $0.50 per Share. A total of 300,000 of the options are vested and 300,000 vest upon the earlier of achieving certain performance goals or ratably over ten years. The performance goals are that the Company achieve sales of $5,000,000 in 1997, which the Company accomplished, $8,000,000 in 1998, and $10,000,000 in 1999. The options are exercisable until December 31, 2006. Mr. Craig's employment agreement was modified during 1997 to provide $48,000 per year in salary, but to discontinue any commission on Company sales.

     Employees of the Company were granted an aggregate of 417,000 1996 Options, of which 150,000 have been canceled, which vest upon the earlier of achieving certain performance goals or ratably over ten years and are subject to cancellation upon termination of employment. The performance goals are that the Company achieve sales of $5,000,000 in 1997, $8,000,000 in 1998, and $10,000,000
in 1999. The options are exercisable until December 31, 2006.

     A summary of the outstanding options held by key management, directors, and service providers as of April 30, 1998 follows on the next page:

Options Outstanding


NAME OF RECIPIENT       RELATIONSHIP       NUMBER      VESTING     EXERCISE    CONSIDERATION
-----------------       ------------      OF SHARES      DATE       PRICE      -------------
                                          ---------      ----       -----
John B. Hewlett         Chairman,         1,000,000    12/31/96      $1.00           (4)
                        President           225,000    10/27/97      $3.00           (4)
                                            500,000     3/17/98      $4.25           (4)
Granite Hollow          Consultant  (1)     600,000    12/31/96      $0.50           (4)
Pine Valley, Ltd.       Consultant  (2)     400,000    12/31/96      $0.50           (4)
Dennis L. Crockett        Director          100,000    12/31/96      $0.50           (5)
Miles T. Doody            Director          335,000    12/31/96      $0.50           (6)
Kenneth W. Craig            V.P.            300,000    12/31/96      $0.50           (7)
                                            309,000      (3)         $0.50           (7)
                                             40,000    10/27/97      $3.00           (7)
Bruce H. Haglund          Secretary         250,000    12/31/96      $0.50           (8)
                                            100,000    10/27/97      $3.00           (8)
Wade B. Mitchell          Director,         200,000    12/31/96      $0.50           (9)
                            V.P.            150,000    12/31/96      $1.00           (9)
                                             50,000    10/27/97      $3.00           (9)
Kurt A. Moore               V.P.             60,000    10/27/97      $3.00          (10)
                                            150,000     (10)         $1.25          (10)
Mont E. Warren             C.F.O.           150,000    12/31/97      $0.50          (11)
AKA Charitable Trust      Director          200,000     8/15/97      $1.50          (12)
                                            100,000     8/15/97      $2.00          (12)
                                            100,000     8/15/97      $3.00          (12)
Edward B. Paulsen       A. Secretary         30,000     (13)         $1.25          (13)

Officers and Directors                    5,349,000
as a group

----------------------
(1)  An affiliate of John B. Hewlett.
(2)  An affiliate of John B. Hewlett.
(3) Options are to vest upon the earlier of achieving certain performance goals or ratably over 10 years. The performance goals are that the Company achieves sales of $5,000,000 in 1997, $8,000,000 in 1998, and $7,500,000 in
     1999.
(4) Mr. Hewlett was granted options for providing marketing contacts and expertise to help implement the Company's plan to re-focus its business strategy and marketing efforts through his affiliated companies, for his personal guaranty of the $400,000 royalty line of credit, and his personal guaranty of the Company's $1,000,000 and $5,000,000.
(5) Mr. Crockett was granted options for providing consulting services to help implement the Company's re-focused business strategy.
(6) Mr. Doody agreed to waive his rights to purchase 160,000 options previously granted and to reduce his salary to $75,000 per year.
(7) Mr. Craig was granted options for providing consulting services related to organizing and implementing the business plan, for providing services as the Company's President, and for guiding the Company to the achievement of certain performance goals. An additional 50,000 options exercisable at $3.00 per share were granted to Mr. Craig. Mr. Craig has exercised 10,000.
(8) Mr. Haglund agreed to convert $150,000 of legal fees for a long-term promissory note due June 30, 1999, and he agreed to waive his rights to 50,000 options previously granted. An additional 100,000 options exercisable at $3.00 per share were granted to Mr. Haglund.

(9) Mr. Mitchell was granted options for providing services to implement the Company's re-focused business strategy and marketing efforts. An additional 50,000 options exercisable at $3.00 per share were granted to Mr. Mitchell.
(10) A total of 75,000 options exercisable at $3.00 per share were granted to Mr. Moore for his services provided during 1997, 15,000 of which have been exercised. An additional 150,000 options are to vest upon the earlier of achieving certain performance goals or ratably over 10 years. The performance goals are that the Company achieves sales of $8,000,000 in 1998, $12,000,000 in 1999, and $18,000,000 in 2000.
(11) A total of 50,000 options vested upon the Company reaching sales goals for 1997.
(12) Mr. Rasmussen is Trustee of the AKA Charitable Remainder Trust which holds the Options. The options were granted in connection with the Trust supplying $1,000,000 and $5,000,000 lines of credit to the Company.
(13) Granted in 1997, the options vest 10,000 per year on January 1, 1998, 1999, and 2000.

     In conjunction with 1996 Stock Option grants to the new Directors, executives, and consultants including John B. Hewlett and his affiliates, Bruce
H. Haglund, Culley W. Davis, Dennis L. Crockett and his affiliates, Kenneth W. Craig, Miles T. Doody, and Wade L. Mitchell, the specifically named individuals and their affiliates are hereinafter collectively referred to as the "Optionholders," entered into an agreement effective in the event of approval of the Reverse Split ("Optionholder Agreement"). Pursuant to the Optionholder Agreement, each Optionholder placed his 1996 Options granted in conjunction with the Financing, but excluding performance based options (the "Escrowed Options"), into an escrow (the "Escrow") with Bruce H. Haglund, the Secretary of the Company, to hold the Escrowed Options during the term of the Optionholder Agreement which provides:

     . All Escrowed Options and Shares issued upon the exercise of the Escrowed Options held by any of the Optionholders participating in the Optionholder Agreement will be held in the Escrow;

     . Shares issued upon the exercise of the Escrowed Options shall be released from the Escrow only after the post-reverse-stock split closing price exceeds $1.50 per Share for 60 consecutive trading days (the "Initial Release Date");

     . After the Initial Release Date, the aggregate number of Shares issued upon the exercise of the Escrowed Options released from the Escrow in any month shall not exceed the greater of 5% of the total Escrowed Options and Shares issued upon the exercise of Escrowed Options, or 25% of the previous month's total trading volume of the Company's Shares;

     . All Shares issued upon the exercise of the Escrowed Options shall be subject to release from the Escrow after the earlier of the 60th consecutive trading day that the post-stock split closing price exceeds $5.00 per share or December 31, 2000 (the "Final Release Date"); and

     . In the event the Initial Release Date has not occurred within two years of establishment of the Escrow, the Company by a majority vote of the directors may permit modification of the Optionholder Agreement.

     The Optionholders entered into the Optionholder Agreement to provide greater incentive for a long-term commitment to the Company by the parties. The Initial Release Date was February 20, 1998, which represents 60 consecutive trading days after which the closing price for the Shares exceeded $1.50 per Share.

     Subsequent Transactions--1998

     Subsequent to the year end, on March 17, 1998, the Board of Directors acted to grant Mr. Hewlett 500,000 options exercisable at $4.25 per Share, which price was greater than the previous trading day's close of $3.812, for his efforts during the past year in securing adequate financing for the Company to permit ongoing operations and for his efforts in guiding the growth of the Company. The options are exercisable at any time on or before March 17, 2008 and are not subject to price adjustment.

     In March 1998, pursuant to the terms of a Stock Option Agreement, Bruce H. Haglund exercised 500,000 stock options at $0.50 per Share in consideration of the forgiveness of $250,000 of legal fees owed to Mr. Haglund by the Company, including principal and accrued interest on a $150,000 note from the Company to Mr. Haglund for a portion of such fees.

COMPLIANCE WITH SECTION 16 (A) OF THE EXCHANGE ACT

     Section 16 (a) of the Securities Exchange Act requires the Company's officers, Directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and NASDA. Officers, Directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16 (a) forms they file. The Company believes that all filing requirements applicable to its Officers, Directors, and greater than 10% beneficial owners were complied with.

BOARD OF DIRECTORS

     The Board of Directors has the responsibility for establishing broad corporate policies and for overseeing the overall performance of the Company. However, in accordance with corporate governance principles, the Board is not involved in day-to-day operating details. Members of the Board of Directors are kept informed of the Company's business through discussions with the Chairman and other officers, by reviewing analyses and reports sent to them, and by participating in Board and committee meetings.

     The Board held six meetings during 1997. All Directors attended more than 75% of the Meetings held.

COMMITTEES OF THE BOARD

     The Board of Directors has established a number of committees, including a Finance Committee, an Audit Committee, and a Compensation Committee, each of which is briefly described below.

     The Finance Committee was established to oversee Company expenditures and approve contracts entered into by the Company. The committee must, by majority vote, approve all contracts and negotiated debt obligations on behalf of the Company whereby the obligation of the Company will exceed $2,500. The committee consists of two outside Directors, John B. Hewlett and Wade M. Mitchell, one employee Director, Kenneth W. Craig, and Mont Warren, the Company's Chief Financial Officer as an ex officio member. The Finance Committee met eight times during 1997.

     The Audit Committee was established to meet with management to consider the adequacy of the internal controls and the objectivity of financial reporting; the committee meets with the independent auditors and with appropriate Company financial personnel about these matters. The committee recommends to the Board of Directors the appointment of the independent auditors, subject to ratification by the Stockholders at the Annual Meeting. Both the internal auditors and the independent auditors periodically meet alone with the committee and always have unrestricted access to the committee. The committee consists of two non-employee, Directors Dennis L. Crockett and Wade B. Mitchell, one employee Director, Kenneth W. Craig, and Mont Warren, the Company's Chief Financial Officer as an ex officio member. The Audit Committee met three times during 1997.

     The Compensation Committee negotiates employment contracts, recommends to the Board of Directors compensation for officers, Directors, and employees, and administers management incentive compensation plans, including stock option plans. The committee consists of two non-employee Directors, John B. Hewlett and Dennis L. Crockett, one employee Director Miles T. Doody, and Bruce H. Haglund, Secretary and General Counsel to the Company, as an ex officio member, having no vote. The Compensation Committee met three times during 1997.

     Upon the election of Directors at the Meeting, the Committees will be reconstituted.

COMPENSATION OF DIRECTORS

     The Company's policy has been to not pay cash compensation to directors who are employees or consultants of the Company for their services as directors.
The Company reimburses reasonable out-of-pocket expenses of directors for attendance at meetings. Beginning with the election of Directors at the Meeting, each Director will be granted 25,000 options upon being elected to the Board to purchase shares of the Company's Common Stock at a price equal to the fair market value upon the date of grant. One quarter of the options granted to each Director shall become subject to exercise upon the successful completion of each calendar quarter of service as a Director. If a Director is unable to complete his term as a Director he will forfeit any options not exercisable at the time of his resignation or dismissal as a Director.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

     The Company's Certificate of Incorporation limits the liability of Directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for
(i) any breach of their duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. Such limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

     At present, there is no pending litigation or proceeding involving any director, officer, employee, or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.


                         PRICE RANGE OF COMMON  STOCK

     The following table sets forth, for the period from January 1996 to March 1998, the high and low bid quotations for the Common Stock during the three most recent fiscal years as reported by the OTC Bulletin Board from November 4, 1995, to the date of this Annual Report, and the NASDAQ Small Cap Market prior to November 4, 1995 and as adjusted after giving effect to the 1997 4:1 reverse stock split. The prices represent quotations between dealers, without adjustment for retail markup, mark down or commission, and do not necessarily represent actual transactions.

COMMON  STOCK PRICE ACTUAL AND ADJUSTED

                         High    LOW
                         -----  -----
             1998
             ----
          1st Quarter    4.687  2.937

             1997
             ----
          1st Quarter    2.625  1.248
          2nd Quarter    2.125  1.124
          3rd Quarter    2.624   1.00
          4th Quarter    4.375   1.50

             1996
             ----
          1st Quarter     1.00    .75
          2nd Quarter    2.154    .50
          3rd Quarter     2.25    .50
          4th Quarter     1.50   8.75

----------------

     The Company has not paid any cash dividends on its Common Stock since its incorporation and anticipates that, for the foreseeable future, earnings, if any, will continue to be retained for use in its business. As of December 31, 1997, the approximate number of record holders of the Company's Common Stock was 255.

                             ELECTION OF DIRECTORS
                            (ITEM 1 ON PROXY CARD)

     The Bylaws of the Company provide for the Directors to number at least five and no more than seven. Five members of the Board of Directors are to be elected at the Meeting. The five nominees selected by the Board of Directors are listed on the following pages. Stockholders have cumulative voting rights when voting for Directors; accordingly, any Stockholder may multiply the number of Shares he or she is entitled to vote by the number of Directors to be elected and allocate votes among the candidates in any manner. There are no conditions precedent to the exercise of the right to cumulate votes in the election of Directors of the Company: Stockholders may exercise such cumulative voting rights, either in person or by proxy, with or without advance notice to the Company. The five Director nominees receiving the highest number of votes will be elected. Any Shares not voted, whether by abstention, broker non-vote, or otherwise, have no impact on the vote.

     The Board of Directors intends to vote proxies equally for the five nominees unless otherwise instructed on the Proxy Card. If you do not wish your Shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the Proxy Card.

     If at the time of the Meeting one or more of the nominees have become unavailable to serve, Shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors.

     Directors elected at the Meeting will hold office until the next Annual Meeting or until their successors have been elected and qualified. For each nominee there follows a brief listing of principal occupation for at least the past five years, other major affiliations, and age as of January 1, 1998.

NOMINEES FOR ELECTION AS DIRECTORS

     The names, ages, and positions of the nominees for election as Directors are as follows:

NAME                  AGE  POSITION WITH THE COMPANY              FIRST ELECTED
John B. Hewlett        45  Chairman of the Board, CEO, Director   1996
Ralph W. Rasmussen     52  Director                               1998
Dennis L. Crockett     46  Director                               1996
Bruce H. Haglund       46  Secretary, Director Nominee             --
Steven L. Flint        48  Director Nominee                        --

     John B. Hewlett has served as Chairman of the Board of the Company since October 1996 and as Chief Executive Officer since September 1997. Mr. Hewlett is President of Hewlett Financial Corporation. He has 22 years of experience in the insurance field, specializing in sales and long and short-term planning. From 1985 to the present, Mr. Hewlett has been a nationally recognized consultant and seminar leader on closely held business succession and financial planning. He is a member of the Million Dollar Round Table, Court of the Table, and one of three Top of the Table members in the Intermountain West with career insurance sales approaching $640,000,000. Mr. Hewlett is a member of the National Basketball Association Utah Jazz 100 Club and Advisory Board.

     Ralph W. Rasmussen Jr. has served as a Director of the Company since January 1998. Mr. Rasmussen graduated from Brigham Young University with a Bachelor of Science degree in 1969 and a law degree in 1989. From 1969 to 1986, he provided accounting and business management services for several large farming operations in southern Idaho. From 1989 to 1996, Mr. Rasmussen practiced law with the firm of Bradford and Brady in Provo, Utah. In September 1996, Mr. Rasmussen sold his law practice and began working full time for one of his clients, the Alan Ashton family and their businesses.

     Dennis L. Crockett has been a Director of the Company since October 1996. He is co-founder and Chief Operations Officer of Broadcast International, Inc., a communications firm specializing in the delivery of business information via satellite, FM wireless and cable television technologies, which recently merged with Data Broadcasting Corporation. Further, Mr. Crockett co-founded the Instore Satellite Network, one of the nation's largest private satellite communications networks providing private audio, video, voice, and data broadcasts to retail clients including Safeway Stores, Osco/Savon Drug, Lucky Stores, and RE/MAX Reality. Mr. Crockett is a nationally published composer, arranger, vocalist, and keyboardist as well as a respected musical producer of both record, radio, and television entertainment. Mr. Crockett attended Brigham Young University in Provo, Utah.

     Bruce H. Haglund has served as Secretary of the Company since January 1994. Since April 1994, Mr. Haglund has been a partner in the law firm of Gibson, Haglund & Johnson. From February 1991 to April 1994, Mr. Haglund was a principal in the law firm of Phillips, Haglund, Haddan & Jeffers. From 1984 to February 1991, he was a partner in the law firm of Gibson & Haglund. Mr. Haglund is also a member of the Board of Directors of GB Foods Corporation, a public company whose stock is traded on the NASDAQ Small Cap Market. He is a graduate of the University of Utah College of Law.

     Dr. Steven L. Flint has been a Director of the Company since April 1998. Dr. Flint has been the Senior Vice President and Chief Financial Officer of The Alexander Group, Inc., a national marketing and sales consulting firm since 1993. Dr. Flint manages all of the firms Human Resources, Legal, Information Technology, Accounting, and Finance functions for the corporate headquarters and five regional offices. Before joining the Alexander Group, Dr. Flint was the Chief Financial Officer for a software firm. He is a former University professor having taught at Brigham Young University, Stanford University, Amos Tuck Graduate School of Management at Dartmouth College, and The University of Texas. He was an Ayers Fellow at the Stonier Graduate School of Banking. Dr. Flint has served on the board of directors for the Arizona Shakespeare Festival and Dimensional Visions Group. Dr. Flint has also served as a consultant to a number of firms in a wide range of industries and is actively involved in numerous community activities including The Boy Scouts of America and the Mesa Public Elementary Schools' Advisory Board. Dr. Flint holds B.A. and M.S. degrees from Brigham Young University and a Ph.D. from the Stanford Graduate School of Business.

     Management intends to vote for the directors as nominated.

EXECUTIVE OFFICERS

     The names, ages, and positions of the Company's executive officers, who are not also nominees for Directors, as of April 30, 1998 are as follows:

NAME                 AGE    POSITION WITH THE COMPANY                 FIRST ELECTED
Kurt A. Moore         40    Executive Vice President                           1997
Wade M. Mitchell      33   Vice President of Finance, Director                 1996
Kenneth W. Craig      43   Vice President of Product Design, Director          1996
Mont E. Warren        37   Chief Financial Officer                             1993
Miles T. Doody        70   Vice Chairman, Director                             1993
Edward B. Paulsen     34   Assistant Secretary                                 1997

     Kurt A. Moore has served as the Executive Vice President since September 1997. Mr. Moore worked with Carbon Fiber Products ("CFP"), a publicly traded company, as a sales manager from 1983 to 1993, and as the CPF's President from 1993 to 1995. He also served as a director for the CFP from 1992 to 1995. During 1996, Mr. Moore worked as a mortgage loan officer with Zions Bank and Bank of Utah. Mr. Moore attended Weber State University from 1975 to 1979, where he was a marketing major.

     Wade M. Mitchell has been a Director since October 1996 and Vice President of Finance since October 1997. He has been employed as a business consultant through Mitchell & Associates, a professional corporation specializing in mergers, acquisitions, and corporate turn-arounds since 1989. Mitchell & Associates is owned and controlled by Mr. Mitchell. From 1993 to 1995, he was a special consultant and member of the Board of Directors of Environmental Safeguards, Inc., of Springville, Utah, and a member of the Board of Directors of National Fuel & Energy, Inc., a wholly-owned subsidiary of Environmental Safeguards, Inc. From 1991 to 1993, he was the Chief Operating Officer for Enpak Surgical Products, Inc., Salt Lake City, Utah. During 1989, he was a marketing consultant for Novations Group, Inc., Provo, Utah, and from 1985 to 1988, he was the Director of Marketing for Great Wave Software, Inc., Scotts Valley, California. Mr. Mitchell also serves as a director of Mitchell's Nursery & Gifts, Inc., a member of the advisory board of GT Travel, Inc., and, a director of Paradise Optical, Park City, Utah. Mr. Mitchell graduated from Brigham Young University in April 1988 with a B.S. degree in science, and received an MBA degree from Brigham Young University's Marriott School of Management in April 1990.

     Kenneth W. Craig has served as either President or Vice President of Product Design since October 1996 and served as a Director from October 1996 to January 1998. Mr. Craig has been a private investor since June 1993. He began his career as an attorney in Houston, Texas and practiced law from 1980 to 1989, specializing in contracts, tax, mergers, and acquisitions. In the early 1980's, he participated in the growth of Telecommunications Specialist Inc. ("TSI"), a telephone system rental company which became the largest distributor for TIE Communications ("TIE"). In 1987, he founded TIE National Rental Company, Inc. ("TNR") to prove a pilot program for TIE's national telephone rental system. In 1991, he sold his interest in TNR to TIE to pursue the acquisition of Centel Business Systems ("Centel") by the Williams Companies. Upon the acquisition, Centel became Wiltel Communications Systems, Inc. and Mr. Craig serves as President of the Finance/Marketing Divisions until May 1993. Mr. Craig has also been actively involved in golfing in various capacities including coach of the University of Mississippi golf team and as a buyer, director, and president of numerous golf and country clubs. He is a graduate of Stetson University and the University of Mississippi School of Law.

     Mont E. Warren has served as Chief Financial Officer of the Company since January 1993 and as the Company's Controller since February 1991. In December 1987, Mr. Warren began his PGA apprenticeship at Desert Highlands Golf Club in Scottsdale, Arizona where he served as assistant Golf

Professional through October 1990. From 1986 to 1987, Mr. Warren was employed by American Capital Financial Services where he eventually served as a District Manager. Mr. Warren is also the President and a member of the Board of Directors of Villavante Maintenance Corporation. Mr. Warren obtained a B. S. degree in Accounting from Brigham Young University in 1986.

     Miles T. Doody served as Chief Executive Officer of the Company from January 1993 through December 1996, served as President from 1990 to 1996, and currently serves as Vice Chairman and a Director. From 1986 to 1990, Mr. Doody operated a golf industry consulting service, advising such companies as Callaway Golf and Bullet/Cougar Golf Company. From 1971 through 1986, Mr. Doody was employed with Lynx Precision Golf Company, where he was involved in specific club designs, various manufacturing procedures, and set-up, and where he served eventually as General Manager and Executive Vice President. Mr. Doody negotiated the acquisition by Lynx of Lilly Dache, a leading leisure sportswear company, whereupon he became the General Manager of Lilly Dache, working with overseas and domestic soft goods suppliers. From 1967 to 1971, Mr. Doody was employed by P.G.A. Golf Co., serving as National Accounts Executive and National Sales Manager.

     Edward B. Paulsen has served as Assistant Secretary of the Company since October 1997. Since February 1996, Mr. Paulsen has been an associate with the law firm of Gibson, Haglund & Johnson. From April 1995 to February 1996, Mr. Paulsen was an associate with the law firm of Taylor, Ennenga, Adams & Lowe in Salt Lake City, Utah, and from August 1990 to March 1995 he was as associate with the law firm of Chapman, Fuller & Bollard in Irvine, California. Mr. Paulsen received a B.S. degree in accounting from Brigham Young University and a J.D. degree from the University of Utah College of Law.


                 AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                            (ITEM 2 ON PROXY CARD)

     The Board of Directors recommends approving an amendment of the Certificate of Incorporation to provide for the name of the Company to be "World Sports Marketing, Inc."

     The Board believes the Company will benefit by changing its name to World Sports Marketing, Inc. which more accurately describes the nature of the Company's business given the recent changes in the Company's focus from distribution of golf products primarily in North and South America and Europe through specialty shops to aggressive marketing, distribution, and sales of golf and fitness equipment through specialty shops, mass merchants, and direct marketing channels throughout the world.

     The Company will still use the name of Renaissance Golf Products, Inc. in conjunction will its continuing efforts to market and sell golf equipment bearing the Fila brand name.

VOTE REQUIRED

     The affirmative vote of a majority of the outstanding Shares is required to approve this proposal. Management intends to vote "FOR" the proposal to effect the name change.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO EFFECT THE NAME CHANGE, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

         QUAZI-REORGANIZATION OF THE COMPANY--RESTATEMENT OF ACCOUNTS
                            (ITEM 3 ON PROXY CARD)

     The Board of Directors of the Company has adopted a resolution recommending that the Stockholders approve a quasi-reorganization (the "Reorganization") of the Company to eliminate its deficit whether resulting from operations, or the recognition of other losses, or both, and to establish a new earned surplus account for the accumulation of earnings subsequent to the date selected as the effective date of the Reorganization. Stockholder approval will be conditioned upon the Company receiving an opinion from its retained accountant that the Company qualifies for the Reorganization. If approved, the Reorganization will be effective April 1, 1998 and will involve restating asset and capital accounts on the Company's balance sheet.

     The Reorganization can likely be effected if at least the following conditions exist: (1) earned surplus, as of the date selected, is exhausted; (2) upon consummation of the quasi-reorganization, no deficit exists in any surplus account; (3) the entire procedure is made known to all persons entitled to vote on matters of general corporate policy and the appropriate consents to the particular transactions are obtained in advance in accordance with the applicable law and charter provisions; and (4) the procedure accomplishes, with respect to the accounts, substantially what might be accomplished in a reorganization by legal proceeding, namely, the restatement of assets in terms of present conditions as well as appropriate modifications of capital and capital surplus, in order to obviate so far as possible the necessity of future reorganizations of like nature.

     In the event the Reorganization is undertaken, the following specific balance sheet line items would be changed: Property and Equipment would be reduced by the associated Accumulated Depreciation account which would return to zero; Accounts Receivable would be reduced by Allowance for Doubtful Accounts which would return to zero; Inventories would be reduced by the Obsolete Inventories balance which would return to zero; and Additional Paid-in Capital would be reduced by the Accumulated Deficit which would return to zero. Each of these changes would be made effective as of April 1, 1998.

     The Board recommends the Reorganization and restatement of the Company's capital accounts and assets so that the financial statements will reflect the Company's recent efforts to revitalize the Company. The Company's recent activities have included raising substantial capital to save the Company from insolvency, bringing in a new management team, re-focusing the Company's operating strategy, bringing in new lines of distribution and distributors, producing new product lines for distribution through existing and new markets to the Company, and acquiring other businesses.

     The Board believes the Company meets all of the conditions set forth in
Section 210 of the Codification of Financial Reporting Policies for a quasi-reorganization; although, the Company can provide no assurance that it will meet all of the conditions at the end of the current year. Undertaking the Reorganization involves significant risk. One of the elements considered by regulatory authorities at the end of the year of reorganization is profitability. In the event the Company is not profitable during 1998, the Reorganization and accompanying restatement of the Company's balance sheet could be rejected by regulatory authorities. Such a rejection would require a reversal of the Restatement which could have a substantial negative effect on the restated capital accounts, could likely effect the Company's ability to raise additional capital through public and private markets, and could negatively effect the Company's stock price.

     Although the Company believes that the foregoing summary describes the material elements and consequences of the proposed Reorganization, there can be no assurance that the actual consequences will not be different.

VOTE REQUIRED

     The affirmative vote of a majority of the outstanding Shares is required to approve this proposal. Management intends to vote "FOR" the proposal to effect the Reorganization.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO EFFECT THE QUASI-REORGANIZATION, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.


                  APPROVAL OF RENAISSANCE GOLF PRODUCTS, INC.
                     1998 STOCK OPTION AND INCENTIVE PLAN
                          (ITEM 4 ON THE PROXY CARD)

     On April 24, 1998, the Board of Directors of the Company, subject to stockholder approval, adopted the 1998 Stock Option and Incentive Plan (the "Plan"), a copy of which is attached hereto as Exhibit "A." The Plan is intended to provide incentive to key employees and Directors of, and key consultants, vendors, customers, and others expected to provide significant services to, the Company, to encourage proprietary interest in the Company, to encourage such key employees to remain in the employ of the Company and its subsidiaries, to attract new employees with outstanding qualifications, and to afford additional incentive to consultants, vendors, customers, and others to increase their efforts in providing significant services to the Company. The Company has reserved 1,800,000 shares of Common Stock for issuance under the Plan. The Plan provides that incentive stock options ("Incentive Stock Options") may be granted to full-time employees (who may also be Directors) and non-statutory stock options ("Non-statutory Stock Options") may be granted to non-employee Directors and consultants from time to time on a discretionary basis by the Board or the Committee. The Plan also provides for the grant of Non-statutory Stock Options to outside members of the Board of Directors on a "formula award" basis as provided in Rule 16b-3 of the Securities Exchange Act of 1934 ("Rule 16b-3").

     The Plan provides for administration by the Board in compliance with Rule 16b-3, or by a Committee (the "Committee") appointed by the Board, which Committee shall be constituted to permit the Plan to comply with Rule 16b-3, and which shall consist of not less than two members, each of whom has not participated in the Plan by way of receipt of any discretionary grant of an option (Incentive Stock Options and Non-statutory Stock Options are together hereinafter referred to as "Option" or "Options", unless the context otherwise requires), and who will not so participate while serving as a member of the Committee, and each of whom has not participated under any other plan or have received options of the Company during the year preceding adoption of the Plan by the stockholders (other than pursuant to a formula award grant under the Plan). A member of the Board or a Committee member shall in no event participate in any determination related to Options held by or to be granted on a discretionary basis to such Board or Committee member.

     The aggregate number of shares of the Company's authorized but unissued Common Stock which may be issued upon exercise of Options under the Plan may not exceed 1,800,000 shares. If any unexercised option, or any portion thereof, for any reason expires or is terminated, do not vest or are not delivered, the unexercised or unvested shares allocable to such Option may again be made subject to any Award.

      Upon the election of Directors at the Annual Stockholders Meeting, 25,000 options to purchase Shares of the Company's Common Stock shall be granted to each Director. The options shall be granted at the fair market price on the date of election, vesting 1/4 upon the successful completion of each calendar quarter of service as a Director.

     Options must be evidenced by written stock option agreements in such form as the Committee may from time to time determine. Each Option must state the number of shares to which it pertains and must provide for the adjustment thereof if the outstanding shares of Common Stock are exchanged for cash or a different number or kind of shares or securities of the Company, or if the outstanding shares of the Common Stock are increased, decreased, exchanged for, or otherwise changed, or if additional shares or new or different shares or securities are distributed with respect to the outstanding shares of the Common Stock, through a reorganization or merger in which the Company is the surviving entity or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation or other capital change or adjustment. In addition, the Board or the Committee may grant such additional rights in the foregoing circumstances as the Board or the Committee deems to be in the best interests of any participant and the Company in order to preserve for the participant the benefits of the Award.

     The exercise price in the case of any Incentive Stock Option must not be less than the fair market value on the date of grant and, in the case of any Option granted to an optionee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, must not be less than 110% of the fair market value on the date of grant. The exercise price, in the case of any Non-statutory Stock Option, must not be less than 85% of the fair market value on the date of grant.

     The purchase price is payable in full in United States dollars upon the exercise of the Option; provided, however, that if the applicable Option agreement so provides, the purchase price may be paid (i) by the surrender of shares in good form for transfer, owned by the participant and having a fair market value on the date of exercise equal to the purchase price, or in any combination of cash and shares, as long as the sum of the cash so paid and the fair market value of the shares so surrendered equals the purchase price; (ii) by cancellation of indebtedness owed by the Company to the participant; (iii) with a full recourse promissory note executed by the participant; or (iv) any combination of the foregoing. The interest rate and other terms and conditions of such note must be determined by the Board or the Committee. The Board or Committee may require that the participant pledge his shares of Common Stock to the Company for the purpose of securing the payment of such note, in which event the stock certificate(s) representing such shares may not be released to the participant until such note has been paid in full.

     Each Option must state the time or times which all or part thereof becomes exercisable. No Option may be exercised after the expiration of 10 years from the date it was granted, and no Option granted to an optionee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company may be exercised after the expiration of five years from the date it was granted. During the lifetime of a participant in the Plan, his Options may be exercisable only by him and shall not be assignable or transferable. If a participant dies while Options are exercisable, they may be exercised, subject to the condition that no option shall be exercisable after the expiration of 10 years from the date granted and to the extent the right to exercise the Option accrued at any time within three months after the death of the participant, by the executors or administrators of the deceased participant or by persons who acquired the option directly from the deceased option holder by bequest or inheritance.

     Within the limitations of the Plan, the Board or Committee may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor. No modification of an Option may, without the consent of the participant, alter or impair any rights or obligations under any Option previously granted.

     In the case of Incentive Stock Options granted under the Plan, the aggregate fair market value (determined as of the date of the grant thereof) of the shares with respect to which Incentive Stock Options become exercisable by any participant for the first time during any calendar year (under the Plan and all other plans maintained by the Company) may not exceed $100,000. The Board or Committee may, however, with the participant's consent, authorize an amendment to the Incentive Stock Option which renders it a Nonstatutory Stock Option.

     The stock option agreements authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Options) as the Board or the Committee deems advisable.

VOTE REQUIRED

     The affirmative vote of a majority of the outstanding Shares is required to approve this proposal. Management intends to vote "FOR" the proposal to approve the 1998 Stock Option and Incentive Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE 1998 STOCK OPTION AND INCENTIVE PLAN, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                    RATIFICATION OF APPOINTMENT OF AUDITORS
                            (ITEM 5 ON PROXY CARD)

     The Board of Directors has selected Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending December 31, 1998, subject to the approval of the Stockholders. To the knowledge of the Company, at no time has Deloitte & Touche LLP had any direct or indirect financial interest in or any connection with the Company other than as independent public accountants. A representative of Deloitte & Touche LLP will be available at the Meeting to make a statement if the representative so desires and to respond to appropriate questions.

     Corbin & Wertz acted as the Company's independent public accountants for the years ending December 31, 1996 and 1997. In conjunction with the Company moving its principal executive office and warehousing functions to Utah, the Board of Directors determined to change to an auditor with an office in close proximity to the Company's office in Utah. Upon the recommendation of the Board of Directors, Corbin & Wertz, located in Irvine, California, will be dismissed effective April 30, 1998 by the Company in order for the Company to appoint Deloitte & Touche, located in Salt Lake City, Utah as its auditors. Corbin & Wertz for the past two years has issued "going concern" opinions based upon the the Company's financial condition, but has had no disagreements with the Company. The Company does not anticipate any representative of Corbin & Wertz being available at the Meeting.

     Ratification of the appointment of auditors requires a majority of the votes cast thereon. Any Shares not voted, whether by abstention, broker non-vote, or otherwise, have no impact on the vote. If the Stockholders do not ratify this appointment, other independent auditors will be considered by the Board or Directors upon recommendation of the Audit Committee.

VOTE REQUIRED

     The affirmative vote of a majority of the outstanding Shares is required to approve this proposal. Management intends to vote "FOR" the proposal to ratify the auditors.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE AUDITORS, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.


                       REPORT ON EXECUTIVE COMPENSATION

     The Company's compensation programs are designed to link executives' compensation to the performance of the Company. The annual salary paid to executives over the past three years reflect fixed amounts that are deemed competitive for executives with comparable ability and experience in the industry. Additionally, because of cash flow issues for the Company, executives have not received increases in salary for three years, and in some instances, executives have taken a salary cut.

COMPENSATION OF OFFICERS

     The compensation paid to the John B. Hewlett, the Chief Executive Officer during a portion of 1997, Kenneth W. Craig, the President for a portion of 1997 and 1996, and Miles T. Doody, the President for a portion of 1996 are reflected in the Summary Compensation Table. Messrs. Hewlett and Craig joined the Company in 1996. No other executive officers are listed because none have received compensation in excess of $100,000.

  Summary Compensation Table

-----------------------------------------------------------------------------------------------------------------------
               ANNUAL COMPENSATION                          LONG-TERM COMPENSATION
--------------------------------------------------------------------------------------------------------
  NAME AND                                            OTHER               AWARDS            PAYOUTS          ALL
  PRINCIPAL               YEAR    SALARY    BONUS     ANNUAL       -------------------------------------
  POSITION                         ($)       ($)      COMPEN-      RESTRICTED    OPTIONS/      LTIP        OTHER (1)
                                                      SATION       STOCK ($)     SARS (#)     PAYOUTS ($)
                                                       ($)
-----------------------------------------------------------------------------------------------------------------------
JOHN HEWLETT,             1996      -0-       -0-        -0-          -0-       2,400,000(2)      -           -
                          ---------------------------------------------------------------------------------------------
   CHAIRMAN,CEO           1997      -0-       -0-        -0-(3)       -0-         225,000(4)      -           -
-----------------------------------------------------------------------------------------------------------------------
KENNETH CRAIG,            1996   12,000     3,000        -0-          -0-         600,000(6)      -           -
                          ---------------------------------------------------------------------------------------------
   V.P. PRODUCTS(5)       1997   48,000    53,000        -0-          -0-          50,000(4)      -           -
-----------------------------------------------------------------------------------------------------------------------
  MILES DOODY             1995  121,000       -0-        -0-          -0-             -0-         -           -
                          ---------------------------------------------------------------------------------------------
 VICE CHAIRMAN            1996   75,000       -0-        -0-          -0-         360,000(7)      -           -
                          ---------------------------------------------------------------------------------------------
                          1997   75,000       -0-        -0-          -0-             -0-         -           -
-----------------------------------------------------------------------------------------------------------------------

(1) The Remuneration Described in the table does not include the cost to the Company of benefits furnished to the named executive officers, including premiums for health insurance and other personal benefits provided to such individual that are extended to all employees of the Company in connection with their employment. The value of such benefits cannot be precisely determined; however, the executive Officers named above did not receive other compensation in excess of the lesser of $50,000 or 10% of such Officers' cash compensation.
(2) Granted To John B. Hewlett And Affiliates Of John B. Hewlett. A Total Of $1,400,000 Priced At $.50 Per Share And 1,000,000 Priced At $1.00 Per Share.
(3) During 1997, John B. Hewlett's affiliate exercised 400,000 options which it had assigned to a charitable organization.
(4)  Priced at $3.00 per Share.
(5) During the year Kenneth W. Craig stepped down as President to devote his efforts toward identifying and pursuing acquisitions of companies and assets which would benefit the Company. Mr. Craig's employment agreement was modified during 1997 to provide $48,000 per year in salary, but to discontinue any commission on Company sales.
(6) A total of $300,000 priced at $0.50 per Share vested at the time of grant. An additional 300,000 Shares priced at $0.50 per Share vest over three years upon achieving sales goals of $5,000,000 in 1997, which the Company accomplished, $8,000,000 in 1998, and $10,000,000 in 1999.
(7) In conjunction with the 1996 Financing, Mr. Doody agreed to forfeit stock options for 160,000 Shares at $4.00 per Share granted in 1993 and to convert a short-term $50,000 note of the Company to a promissory note in exchange for 360,000 stock options exercisable at $0.50 per share which price was above the market price.

  Option Grants in Last Fiscal Year--Individual Grants

     (a)              (b)               (c)               (d)         (e)
                    Number of        % of Total
                    Securities         Options

                              [SIDE ONE OF CARD]




                        RENAISSANCE GOLF PRODUCTS, INC.

     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 14, 1998


     The undersigned hereby constitutes and appoints John B. Hewlett and Bruce
H. Haglund, and each of them, the true and lawful attorneys, agents, and proxies of the undersigned, with full power of substitution, to vote with respect to all the shares of Common Stock, par value $.001, of RENAISSANCE GOLF PRODUCTS, INC., standing in the name of the undersigned at the close of business on June 1, 1998, at the Annual Meeting of Stockholders to be held July 14, 1998, and at any and all adjournments and postponements thereof, to vote:

1.   Election of Directors:             FOR all nominees listed below
                                        (Except as marked to the contrary below)
                              ------

                                        WITHHOLD AUTHORITY
                              ------

           JOHN B. HEWLETT, DENNIS L. CROCKETT, RALPH W. RASMUSSEN,
                     BRUCE H. HAGLUND, and STEVEN L. FLINT


2. To approve an amendment of the Company's Certificate of Incorporation to provide for the name of the Company to be changed to "World Sports Marketing, Inc.":

             FOR                 AGAINST                ABSTAIN
     -------             -------                -------

3. To approve a quasi-reorganization of the Company permitting a restatement of the Company's balance sheet as of April 1, 1998 eliminating any deficit and establish a new earned surplus account for the accumulation of earnings:

             FOR                 AGAINST                ABSTAIN
     -------             -------                -------

4. To approve the Company's 1998 Stock Option Plan providing for a total of 1,800,000 shares of the Company's Common Stock to be set aside for grant pursuant to the 1998 Stock Option Plan in accordance with the directions of the Company's Compensation Committee as approved by the Board of Directors.

             FOR                 AGAINST                ABSTAIN
     -------             -------                -------

5. To consider and ratify the appointment of DELOITTE & TOUCHE LLP as independent auditor of the Company for the fiscal year ending December 31, 1998:

             FOR                 AGAINST                ABSTAIN
     -------             -------                -------

6. In their discretion, the Board of Directors is authorized to vote this Proxy upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

                              [SIDE TWO OF CARD]




     The shares represented by this Proxy will be voted in the manner directed herein by the undersigned stockholder. If no directions to the contrary are made, this Proxy will be voted FOR the election of all of the director nominees named above and FOR approval of Proposals 2, 3, 4, and 5 if necessary.


                              DATED:                       , 1998
                                       --------------------

                                       -------------------------------
                                                (Signature)

                                       -------------------------------
                                         (Signature if held jointly)


                              IMPORTANT: Please sign exactly as your name appears at the left. Each joint owner should sign. Executors, administrators, trustees, should give full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                              Please mark, sign, date and return promptly.

                                      THIS PROXY IS BEING SOLICITED
                                   ON BEHALF OF THE BOARD OF DIRECTORS
                                    OF RENAISSANCE GOLF PRODUCTS, INC.